UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         FEBRUARY 20, 2001


                             SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                    0-25121                    41-1597886
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


  6105 TRENTON LANE NORTH
  MINNEAPOLIS, MINNESOTA                                        55442
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (763) 551-7000





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ITEM 9.  REGULATION FD DISCLOSURE.

        On February 20, 2001, the registrant issued a press release reporting its results for the fourth quarter and fiscal year ended December 30, 2000, as follows:

                           SELECT COMFORT CORPORATION

                  ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

    MINNEAPOLIS, MINN. (February 20, 2001) - Select Comfort Corporation (NASDAQ:
SCSS) announced results for the fourth quarter and year ended December 30, 2000. For the fourth quarter of 2000, net sales were $64.1 million compared to $68.1 million for the fourth quarter of 1999. In line with its earlier release on expected earnings for the fourth quarter of 2000, the company reported a net loss of $4.0 million, or $.22 per share, compared to a net loss of $6.0 million, or $.33 per share, for the fourth quarter of 1999. The results for both periods reflect various special charges related to store asset write-downs, store closings, severance costs, consulting fees or other events. After removing such special charges, the net loss for the fourth quarter of 2000 would have been $3.7 million, or $.20 per share, and the net loss for the fourth quarter of 1999 would have been $3.5 million, or $.19 per share. Comparable store sales for the fourth quarter of 2000 increased by 1%, following a decrease of 3% for the fourth quarter of 1999.

    For the year ended December 30, 2000, net sales were $270.1 million compared to $273.8 million in 1999. The company reported a net loss of $16.1 million, or $.90 per share, for the year, compared with a net loss of $8.2 million, or $.45 per share, for 1999. After removing special charges, the net loss for 2000 would have been $13.5 million, or $.75 per share, and the net loss for 1999 would have been $4.9 million, or $.27 per share. Comparable store sales for the year increased by 0.2%, following a prior year increase of 5%.

    Jim Raabe, Select Comfort vice president and CFO, said, "Sales volume in the fourth quarter reflects low mall traffic during the holiday season as well as reduced advertising spending. Advertising spending was reduced after the first quarter as the effectiveness of existing material was increasingly inefficient and the company worked to develop new creative programs. The

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disappointing  volume  trends  have  impacted  both  financial  results and cash reserves. We have adopted aggressive cash conservation measures as we have been working to arrange financing to support working capital needs and growth initiatives. Fourth quarter results also reflect early indications of cost savings, which will increase in 2001 as implementation costs are completed."

    Bill McLaughlin, Select Comfort president and CEO, said, "2000 was a repositioning year. New management established a turn-around plan focused on bringing costs in line with sales volumes and dramatically increasing consumer awareness of our innovative product. The company was restructured to operate as a single company, leveraging the strengths of its three established sales channels (retail, direct and dot.com), and to capture the efficiencies and leverage of an integrated marketing effort. Aggressive cost reduction measures were taken across the company as non-core initiatives were terminated and other operations were rightsized. Marketing efforts in the second half of 2000 focused on repositioning the company's product, brand and marketing message around the SLEEP NUMBER(R) bed. Tests of new channels of distribution designed to further increase both awareness as well as the availability of our product to consumers were successful.

    "The  objectives  of our cost  reduction  efforts  were to make our core bed business profitable at 2000 sales volumes and to enable funding of bold new awareness building programs. Actions taken since the beginning of 2000 are expected to yield annual run-rate improvements of $15 million or more after investing approximately $8 million back into awareness building marketing and
media  programs.   Specific  run-rate   improvements  include:

o Savings from termination of non-core business initiatives, including catalog, road show and event marketing, and expenses in 2000 related to investment in the initial launch of the sofa sleeper product line and relaunch of the company's web site;

o Manufacturing cost savings from shifting pump assembly from Minneapolis to Salt Lake City;

o Selling expense savings from reducing our sales infrastructure by closing our direct call center in South Carolina and 27 under-performing retail stores, and by streamlining retail management and store staffing levels;

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o    Corporate  general and  administrative  expense  savings from reductions in corporate staff and consolidating our two Minneapolis offices;

o Logistics cost savings from systems and packaging improvements to enable shipping with Fed Ex as well as UPS;

o    Product cost reductions with equal or superior quality and reduced returns;
     and

o    Promotional discount reductions through improved design and controls."

    McLaughlin continued, "Lack of awareness of our revolutionary product and of our brand has long been our number one barrier to growth. Our national unaided awareness is less than 3% (versus 20% to 40% for the leading innerspring competitors), and the demographics of our current customers skew older with an emphasis on back pain. We set an objective to dramatically increase awareness of the importance of sleep and of the ability of our product to provide a better night's sleep. We plan to appeal to a broader consumer audience with the core benefit of improved sleep. Our Sleep Number campaign meets these objectives and is both entertaining and clearly directive to generate traffic to our stores. This new campaign will be "shouted" on prime time TV and radio, not "whispered" in late night and narrow-reach mediums as in the past. This campaign is being rolled out regionally, using spot media purchases, to balance investment and financial performance objectives.

    "Early test results from the Sleep Number campaign are very encouraging with traffic in stores doubling the previous trend. It is too early to read the impact on conversion or sales, but our past experience indicates that media driven inquiries convert at significantly higher rates than casual walk by traffic. Awareness of the Sleep Number brand is quickly rivaling awareness of the Select Comfort name in initial markets," said McLaughlin.

    The company also reported that it has completed the integration of the operations of SleepTec, the innovator of the company's sofa sleeper product, and plans to launch the 2001 models of the Sofa Sleepaire Collection in the third quarter of 2001. "We have identified and are implementing significant improvements to this product line," said McLaughlin. "This product delivers on our mission of improving people's lives by providing the best possible night's sleep as well as other consumer benefits not available with any other sofa sleeper."

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

    McLaughlin noted, "While well aware of our challenges, we are proud of our progress and committed to doing what is necessary to give our Sleep Number campaign the time in the market that it requires. 2000 was a year of repositioning; 2001 is our year to regain profitability and growth. We feel we are well positioned to succeed:

o Our product and technology are the best in the industry and quality is better than ever.

o Awareness has been our number one barrier to growth and we now believe we have a solution.

o We have an experienced and committed team of employees and management. We have completed the transition in marketing leadership from Ted Atkinson to Noel Schenker. We will shortly be transitioning sales leadership from Ron Mayle to the very capable sales channel leaders that have been developed. Ron will be leaving Select Comfort in the second quarter to seek an opportunity with broader general management responsibilities.

o Cost reductions are in place and systems and process improvements are being implemented that will lead to further savings.

o Our re-energized R&D and product development efforts are fueling further cost improvements and providing exciting expansion potential."

    Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 24 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of mattresses with adjustable firmness, as well as foundations and sleep accessories. Select Comfort's products are sold through three channels: i) 330 retail stores located nationwide, including 25 leased departments in Bed Bath & Beyond stores, ii) Select Comfort's national direct sales operations, and iii) on the Internet at www.selectcomfort.com.

     Select Comfort will hold a conference call to discuss its fourth quarter and year-end results on Wednesday, Feb. 21 at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 12:00 p.m. Central Time on Wednesday, Feb. 21, through 5:00 p.m. Central Time on Friday, Feb. 23, 2001. To access the replay, please call 888-568-0906 from anywhere in the U. S. International callers may dial

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402-998-1583.  An archived  replay of the conference  call may also be accessed after approximately 12:30 p.m. Central Time on Wednesday, Feb. 21 at www.selectcomfort.com.


    Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual plans, events, results and performance may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to:

o       The company's ability to create product and brand name awareness.

o    The  efficiency   and   effectiveness   of  the  company's   marketing  and
     advertising.

o The ability of the company to effectively and efficiently pursue new channels of distribution.

o    The performance of the company's existing and new stores.

o The ability of the company to realize the benefits of cost saving initiatives.

o    The levels of consumer acceptance of the company's product lines.

o The ability of the company to continuously improve its existing product lines and introduce new products.

o The ability of the company to efficiently implement nationwide home delivery and assembly.

o The ability of the company to secure debt or equity financing to support working capital needs and growth initiatives.

o    Economic trends and consumer confidence.

o    Industry competition.

o The risks and uncertainties detailed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

    The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.



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




                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      DECEMBER 30, 2000 AND JANUARY 1, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                 THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                               -----------------------  ----------------------
                                                  2000        1999        2000        1999
                                               ----------- -----------  ----------  ----------

Net sales                                      $  64,075  $   68,104   $ 270,077   $ 273,767
Cost of sales                                     25,021      24,054      98,924      95,107
                                               ----------- -----------  ----------  ----------
   Gross margin                                   39,054      44,050     171,153     178,660
                                               ----------- -----------  ----------  -----------
Operating expenses:
   Sales and marketing                            38,506      42,049     165,960     162,742
   General and administrative                      6,925      10,536      29,211      29,213
   Store closings/asset impairments                  528       1,404       1,952       1,498
                                               ----------- -----------  ----------  ----------
       Total operating expenses                   45,959      53,989     197,123     193,453
                                               ----------- -----------  ----------  ----------
Operating income                                  (6,905)     (9,939)    (25,970)    (14,793)
                                               ----------- -----------  ----------  ----------
Other income (expense):
   Interest income                                   145         460       1,082       1,956
   Interest expense                                  (20)         (8)        (26)        (69)
   Equity in loss of affiliate                         -           -        (642)          -
   Other, net                                         14        (104)        (66)       (116)
                                               ----------- -----------  ----------  ----------
       Other income, net                             139         348         348       1,771
                                               ----------- -----------  ----------  ----------
Net loss before income tax benefit                (6,766)     (9,591)    (25,622)    (13,022)
Income tax benefit                                (2,779)     (3,549)     (9,480)     (4,818)
                                               ----------- -----------  ----------  ----------
Net loss                                       $  (3,987)  $  (6,042)   $(16,142)   $ (8,204)
                                               =========== ===========  ==========  ==========
Net loss per share - diluted                   $   (0.22)  $   (0.33)   $  (0.90)   $  (0.45)
                                               =========== ===========  ==========  ==========
Weighted average shares - diluted                 17,949      18,155      17,848      18,300
                                               =========== ===========  ==========  ==========




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                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      DECEMBER 30, 2000, AND JANUARY 1, 2000
                                 (IN THOUSANDS)

                                ASSETS                       2000         1999
                                                         ----------  -----------
 Current assets:
   Cash and cash equivalents                             $   1,498   $    7,441
   Marketable securities                                     3,950      20,129
   Accounts receivable, net of allowance for
    doubtful accounts of $264, and $305, respectively        2,693       1,056
   Inventories                                              11,083      11,451
   Prepaid expenses                                          4,741       4,821
   Income taxes                                                  -       2,579
   Deferred tax assets                                       6,445       6,639
                                                         ----------  -----------
     Total current assets                                   30,410      54,116
                                                         ----------  -----------
 Property and equipment, net                                37,063      34,823
 Deferred tax assets                                        13,789       4,248
 Other assets                                                3,644       2,176
                                                         ----------  -----------
     Total assets                                        $  84,906   $  95,363
                                                         ==========  ===========


                 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
   Current maturities of long-term debt                  $      38   $      51
   Accounts payable                                         17,271      15,911
   Accruals:
      Sales returns                                          5,284       5,880
      Warranty costs                                         7,181       5,841
      Compensation, taxes and benefits                       6,238       6,678
   Other                                                     5,291       5,285
                                                         ----------  -----------
     Total current liabilities                              41,303      39,646

 Long-term debt, less current maturities                     2,322          36
 Other liabilities                                           3,609       2,809
                                                         ----------  -----------
     Total liabilities                                      47,234      42,491
                                                         ----------  -----------





 Shareholders' equity:
   Undesignated preferred stock; 5,000,000 shares
     authorized, no shares issued and outstanding                -           -
   Common stock, $.01 par value; 95,000,000 shares
     authorized, 17,962,689  and 17,713,247 shares
     issued and outstanding, respectively                      180         177
   Additional paid-in capital                               79,452      78,513
   Accumulated deficit                                     (41,960)    (25,818)
                                                         ----------  -----------
     Total shareholders' equity                             37,672      52,872
                                                         ----------  -----------

     Total liabilities and shareholders' equity          $  84,906   $  95,363
                                                         ==========  ===========




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                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      DECEMBER 30, 2000 AND JANUARY 1, 2000
                                 (IN THOUSANDS)



                                                                      2000         1999
                                                                   ----------   ----------
Cash flows from operating activities:
 Net income (loss)                                                 $(16,142)    $ (8,204)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation and amortization                                     8,409        6,695
    Loss on disposal of assets and impaired assets                    2,167        1,297
    Deferred tax assets                                              (9,336)      (4,999)
    Change in operating assets and liabilities:
      Accounts receivable, net                                       (1,637)       9,568
      Inventories                                                       640       (1,315)
      Prepaid expenses                                                   80         (773)
      Income taxes                                                    2,579       (3,227)
      Accounts payable                                                1,360        3,832
      Accrued sales returns                                            (596)        (141)
      Accrued warranty costs                                          1,340        1,355
      Accrued compensation, taxes and benefits                         (173)       1,835
      Other accrued liabilities                                        (312)         724
      Other assets                                                      535          147
      Other liabilities                                                 800          863
                                                                    ----------  ----------
        Net cash provided by (used in) operating activities         (10,286)       7,657
                                                                    ----------  ----------

Cash flows used in investing activities:
  Purchases of property and equipment                               (12,084)     (13,663)
  Investment in marketable securities                                16,179      (20,129)
  Investment in affiliate                                              (400)      (2,000)
                                                                    ----------  ----------
        Net cash provided by (used in) investing activities           3,695      (35,792)
                                                                    ----------  ----------

Cash flows from financing activities:
  Principal payments on debt                                            (16)        (872)
  Repurchase of common stock                                              -      (12,692)
  Proceeds from issuance of common stock                                664        3,579
                                                                    ----------  ----------
        Net cash provided by (used in) financing activities             649       (9,985)
                                                                    ----------  ----------
Increase (decrease) in cash and cash equivalents                     (5,943)     (38,120)

Cash and cash equivalents, at beginning of year                       7,441       45,561
                                                                    ----------  ----------
Cash and cash equivalents, at end of year                           $ 1,498     $  7,441
                                                                    ==========  ==========





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SELECT COMFORT CORPORATION
                                              (Registrant)


Dated:  February 21, 2001                   By   /s/ Mark A. Kimball
                                            ------------------------------------

                                            Title: Senior Vice President
                                            ------------------------------------



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